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                                                                    EXHIBIT 21.1
                     List of Subsidiaries of the Companies
                     -------------------------------------

Subsidiary                                              Jurisdiction
----------                                              ------------

Simon Property Group, L.P.                                  Delaware
SPG Realty Consultants, L.P.                                Delaware
SPG Properties, Inc.                                        Delaware
SD Property Group, Inc.                                         Ohio
The Retail Property Trust                              Massachusetts
Simon Property Group (Illinois), L.P.                       Illinois
Simon Property Group (Texas), L.P.                             Texas
Shopping Center Associates                                  New York
DeBartolo Capital Partnership                               Delaware
Simon Capital Limited Partnership                           Delaware
SDG Macerich Properties, L.P.                               Delaware
M.S. Management Associates, Inc.                            Delaware
DeBartolo Properties Management, Inc.                           Ohio


     Omits names of subsidiaries which as of December 31, 1998 were not, in the aggregate, a "significant subsidiary".